Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

SENECA FOODS CORPORATION

_______________________

Under Section 807 of the

Business Corporation Law

_______________________

We, the undersigned, being the President and Secretary of SENECA FOODS CORPORATION, do hereby certify as follows:

FIRST:                      The name of the Corporation is SENECA FOODS CORPORATION.  The name under which the Corporation was formed is SENECA GRAPE JUICE CORPORATION.

SECOND:                      The Certificate of Incorporation of the Corporation was filed by the Department of State on August 17, 1949.

THIRD:                      The Corporation’s Certificate of Incorporation as now in full force and effect is hereby amended to effect the following changes authorized by Article 8 of the Business Corporation Law:

(a) Eliminate Article 10, which sets forth procedural requirements for certain Major Corporate Actions, as being unnecessary.

(b) Eliminate Article 4(d)(H), which sets forth the relative rights, preferences and limitations of a fifth series of 1,025,220 shares of Class A Preferred Stock designated Convertible Participating Preferred Stock, Series 2006, as being unnecessary.  No shares of Convertible Participating Preferred Stock, Series 2006 are issued.

FOURTH:                      The Certificate of Incorporation as heretofore amended and restated is restated as further amended to read in its entirety as follows:

RESTATED CERTIFICATE OF INCORPORATION

OF

SENECA FOODS CORPORATION

1. The name of the Corporation is SENECA FOODS CORPORATION.

2. The purposes for which it is formed are:

To buy, sell, trade, acquire and otherwise deal in grapes, all other fruits, vegetables and all other farm products, meats, poultry and all other produce or products suitable for human or animal consumption; to press, cook, evaporate, concentrate and by any and all other processes to remove, extract or break down the contents thereof; to bottle, freeze, can, pack, box, preserve or otherwise prepare, render, manufacture part or all the contents thereof; to prepare and manufacture grape juice and other fruit juices, extracts, jellies and all other fruit products, vegetable products, meat products and farm products, soft drinks, extracts and all other types of products manufactured wholly or partly from such items; to sell, distribute at wholesale or retail, in bulk or otherwise, all products so manufactured and their by-products, to warehouse or contract to warehouse any of the products so prepared.

To own, acquire, lease, rent or otherwise obtain and maintain factories, machinery, refrigeration equipment, presses and all other forms of machinery suitable and useful for the preparation thereof.

To maintain warehouses, storage facilities, refrigeration units and generally cold storage facilities for the purposes hereof.

To buy, sell, manufacture and deal in ice; to maintain refrigerators for frozen products and to conduct in general a cold storage business; to lease or rent cold storage facilities to others.

To own, rent, lease and operate farm lands from which to produce and raise such aforementioned items; to sell, furnish and supply farmers, breeders and producers with seeds, plants, feed and other equipment and facilities to plant, grow or raise such items.

To buy, sell, acquire and otherwise deal in and trade in futures for the purpose of acquiring the necessary fruits, vegetables, meats and products to conduct such business.

To purchase, acquire, manufacture, hold, improve, sell, let and lease real and personal property of all kinds, including but not limited to lands, leaseholds, shares of stock, mortgages, bonds, debentures or other securities, @merchandise, notes, certificates of indebtedness, book debts, claims, copyrights, trademarks, trade names, brands, labels, patents, patent rights, franchises, licenses, grants, concessions, good will and any interest in real or personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, stock in trade, franchises, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation engaged in the same or similar business.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation.

To purchase, hold, use, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government and while the owner thereof to exercise all the rights, powers and privileges of ownership.

To borrow money and to make, accept, endorse and issue promissory notes, bonds, debentures, or other obligations of this Corporation from time to time for any of the objects or purposes of the Corporation and to secure the same by mortgage, pledge, deed of trust, or otherwise.

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital stock except as otherwise permitted by law; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

To buy, own, operate, maintain and trade in trucks, buses, automobiles, boats, aircraft, tractors, trailers and any and all other types of vehicles, equipment and rolling stock necessary or useful in carrying out the foregoing purposes.

To employ all personnel, to enter into agency or independent contractor relationships, to designate distributors, to obtain any or all scientific skills and professional services necessary or useful in carrying out the foregoing purposes.

In general, to carry on any other similar business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of New York upon corporations formed under the Business Corporation Law, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

3. The Capital Stock of the Corporation shall consist of twenty million (20,000,000) shares of Class A Common Stock of the par value of $0.25 each; ten million (10,000,000) shares of Class B Common Stock of the par value of $0.25 each; two hundred thousand (200,000) shares of Six Percent (6%) Voting Cumulative Preferred Stock of the par value of $0.25 each; thirty thousand (30,000) shares of Preferred Stock Without Par Value, to be issued in series by the Board of Directors, pursuant to the provisions of Article 4, Section (c) hereof, subject to the limitations prescribed by law; and eight million two hundred thousand (8,200,000) shares of Preferred Stock with $.025 par value, Class A, to be issued in series by the Board of Directors pursuant to the provisions of Article 4, Section (d) hereof, subject to the limitations prescribed by law.

4. The designations, preferences, privileges and voting powers of the shares of each class of stock which the Corporation is authorized to issue, and the restrictions or qualifications thereof, shall be as follows:

(a) Class A Common Stock and Class B Common Stock.

(A) Provisions Applicable to Class A Common Stock and Class B Common Stock.

(i) The holders of record of Class A Common Stock and the holders of record of Class B Common Stock shall have equal rights and rank per share with respect to any and all dividends and distributions declared on the common stock of the Corporation, and no dividend or distribution shall be declared or made with respect to either Class A Common Stock or Class B Common Stock unless that dividend or distribution is declared and made with respect to both such classes; except that (subject to conversion rights of any preferred stocks) a dividend or distribution upon Class A Common Stock which will be paid in shares of common stock of the Corporation shall be declared and made only in shares of Class A Common Stock and a dividend or distribution upon Class B Common Stock which will be paid in shares of common stock of the Corporation shall be declared and made only in shares of Class B Common Stock, and if a dividend or distribution is so declared and paid in shares of one class of common stock to the holder of each share of that class, a per-share dividend or distribution in an equal number of shares of the other class of common stock shall be concurrently declared and paid to the holder of each share of such other class, so that the number of shares of Class A Common Stock paid as a dividend or distribution on a share of Class A Common Stock shall be equal to the number of shares of Class B Common Stock paid as a dividend or distribution on a share of Class B Common Stock.

(ii) In the event of any voluntary or involuntary liquidation, dissolution or any winding up of the Corporation, each share of Class A Common Stock and Class B Common Stock shall rank equally with respect to any distribution to be received by holders of common stock upon or with respect to liquidation, dissolution or winding up.

(B) Provisions Applicable to Class A Common Stock.

(i) The holders of Class A Common Stock are entitled to one-twentieth (1/20th) of one vote per share on all questions presented to the stockholders.  In all elections of directors of the Corporation, each holder of Class A Common Stock shall have the right to vote in person or by proxy one-twentieth (1/20th) of one vote for each share of Class A Common Stock held by such holder for as many Persons as there are directors to be elected.  No cumulative voting for directors shall be permitted.

Any provision of the Certificate of Incorporation or By-laws of the Corporation requiring the affirmative vote of a specified percentage of shares of the Corporation shall be read to give effect to the lesser voting rights of the holders of Class A Common Stock as described above; specifically, a provision that the affirmative vote of a specified percentage of the shares of the Corporation is required shall require the affirmative vote of the holders of that percentage of the aggregate voting power of the Corporation.

The holders of Class A Common Stock are entitled to vote as a separate class (i) on any proposal to amend the Corporation’s Certificate of Incorporation to increase the authorized number of shares of Class B Common Stock, unless the increased authorization does not exceed the number of shares of Class B Common Stock which must be issued in a proposed stock dividend with respect to shares of Class B Common Stock and which conforms to the requirements set forth in this Article with respect to payment of dividends in stock of this Corporation upon shares of Class B Common Stock and Class A Common Stock and (ii) as required by applicable law.

(ii) The Class A Common Stock is not convertible into shares of Class B Common Stock, unless the number of outstanding shares of Class B Common Stock falls below 5% of the aggregate number of outstanding shares of Class B Common Stock and Class A Common Stock.  At such time, all of the outstanding Class A Common Stock will be converted automatically into shares of Class B Common Stock on a share-for-share basis.  For purposes of this Article 4(a)(B)(ii), Aoutstanding@ shares of Common Stock would not include shares of Class B Common Stock or shares of Class A Common Stock repurchased by the Corporation and not reissued.

(C) Provisions Applicable to Class B Common Stock.

(i) Except as provided in paragraph (C)(ii) of this Article 4(a), the holders of Class B Common Stock are entitled to one vote per share on all questions presented to the stockholders.  In all elections of directors of the Corporation, each holder of Class B Common Stock shall have the right to vote in person or by proxy the number of shares of Class B Common Stock held by such holder for as many Persons as there are directors to be elected.  No cumulative voting for directors shall be permitted.  The holders of Class B Common Stock are entitled to vote as a separate class where required by applicable law.  If any share of Class B Common Stock is ineligible to vote by reason of the limitations contained in paragraph (c)(ii) of this Article 4(a), that share will be excluded from the determination of the total shares eligible to vote for any purpose for which a vote of shareholders is taken.

(ii) The voting rights of holders of shares of Class B Common Stock are subject to the following restrictions:  If a Person acquires more than 15% (the “15% Threshold Amount”) of the outstanding Class B Common Stock after August 5, 1995 (the “Threshold Date”) and does not acquire after the Threshold Date a percentage of the Class A Common Stock outstanding at least equal to the percentage of Class B Common Stock acquired by that Person after the Threshold Date in excess of the 15% Threshold Amount, such Person will not be allowed to vote shares of Class B Common Stock acquired after the Threshold Date in excess of the 15% Threshold Amount.  The inability of the Person to vote the shares of Class B Common Stock in excess of the 15% Threshold Amount will continue until such time as a sufficient number of shares of Class A Common Stock have been acquired by the Person.

For purposes of calculating the 15% Threshold Amount, the following acquisitions and increases shall be excluded:  (i) shares of Class B Common Stock held by any Person on the Threshold Date, (ii) an increase in a holder’s percentage ownership of Class B Common Stock resulting solely from a change in the total number of shares of Class B Common Stock outstanding as a result of a repurchase of Class B Common Stock by the Corporation since the last date on which that holder acquired Class B Common Stock, (iii) acquisitions of Class B Common Stock (1) made pursuant to contracts existing prior to the Threshold Date, including the acquisition of Class B Common Stock pursuant to the conversion provisions of Class A Preferred Stock outstanding prior to the Threshold Date, (2) by bequest or inheritance, or by operation of law upon the death or incompetency of any individual and (3) by any other transfer made without valuable consideration, in good faith and not for the purpose of circumventing the restrictions imposed by the 15% Threshold Amount.  A gift made to any Person who is related to the donor by blood or marriage, a gift made to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986 or a successor provision and a gift to a Person who is a fiduciary solely for the benefit of, or which is owned entirely by, one or more of the following persons or entities:

(1)	a person who is related to the donor by blood or marriage, or

(2)	a charitable organization which is qualified under Section 501(c)(3) as described above shall be presumed to be made in good faith and not for purposes of circumventing the restrictions imposed by the 15% Threshold Amount.

Acquisitions of Class A Common Stock so as to preclude the effect of the voting restrictions contained in the preceding paragraph must be made for an Aequitable price.@  For purposes of this paragraph an Aequitable price@ is deemed to have been paid only when the shares of Class A Common Stock have been acquired at a price at least equal to the greater of (i) the highest per share price paid by the acquiring Person, in cash or non-cash consideration, for any Class B Common Stock acquired within the 60-day periods preceding and following the acquisition of the Class A Common Stock or (ii) the highest closing market sale price of Class B Common Stock during the 30-day periods preceding and following the acquisition of the Class A Common Stock.  The value of any non-cash consideration will be determined by the Board of Directors acting in good faith.  The highest closing market sale price of a share of Class B Common Stock will be the highest closing sale price reported by the principal trading market for either class of Common Stock.

As used in this Article 4(a)(C), “Person” shall include one or more persons or entities who act or agree to act in concert with respect to the acquisition or disposition of Class B Common Stock or with respect to proposing or effecting a plan or proposal to (a) a merger, reorganization or liquidation of the Corporation or a sale of a material amount of its assets, (b) a change in the Corporation’s Board of Directors or management, including any plans or proposal to fill vacancies on the Board of Directors or change the number or term of Directors, (c) a material change in the business or corporate structure of the Corporation, or (d) any material change in the capitalization or dividend policy of the Corporation.  As used in the preceding sentence, “act or agree to act in concert” shall not include acts or agreements to act by persons pursuant to their official capacities as Directors or officers of the Corporation or because they are related by blood or marriage; it being determined for purposes of this paragraph that the agreements dated as of June 22, 1998 made with respect to capitalization and management changes between the Corporation, certain of its directors and officers and various shareholders, including certain shareholders related to said directors and officers and the Investors (as defined in paragraph (a)(C)(iii) of this Article 4), as they may be amended from time to time, were “acts or agreements to act by persons pursuant to their official capacities as Directors or officers of the Corporation or because they are related by blood or marriage.”

Each reference to acquiring or acquisition of Class B Common Stock and Class A Common Stock shall include direct and indirect acquisitions of such stock.

(iii) For purposes of Article 4(a)(C)(ii), any shares of Participating Preferred Stock (as defined in paragraph (d)(F) of this Article 4) held by Carl Marks Strategic Investments, L.P., Carl Marks Strategic Investments, II, L.P., Uranus Fund, Ltd., or any of their Affiliates (as defined in paragraph (d)(F) of this Article 4) (the “Investors”) shall be deemed to have been converted into shares of Class A Common Stock that are acquired after the Threshold Date.  Any such shares of Class A Common Stock deemed to be held by the Investors or their Affiliates pursuant to the preceding sentence or any shares of Class A Common Stock issued upon conversion of the Convertible Participating Preferred Stock and held by the Investors shall be deemed to have been acquired for an “equitable price” for purposes of Article 4(a)(C)(ii).

(iv) The holders of Class B Common Stock shall have the right, at their option, to convert such shares into shares of Class A Common Stock at any time after the issuance thereof, on a share-per-share basis.  The conversion rights in the preceding sentence shall expire upon the occurrence of the automatic conversion of all outstanding shares of Class A Common Stock into Class B Common Stock pursuant to the provisions of paragraph (B)(ii) of this Article 4(a).  In order to convert shares of Class B Common Stock into shares of Class A Common Stock, the holder thereof shall surrender at the office of the Corporation the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice at such office that he elects to convert such shares of Class B Common Stock which shall be deemed to have been converted as of the date (hereinafter called the “Class A Conversion Date”) of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.  As soon as practicable on or after the Class A Conversion Date, the Corporation will deliver at such office a certificate or certificates for the number of shares of Class A Common Stock issuable on such conversion.

(b) Six Percent (6%) Voting Cumulative Preferred Stock.

(A) The holders of record of Six Percent (6%) Voting Cumulative Preferred Stock shall be entitled to cash dividends when and as declared by the Board of Directors at the rate of six percent (6%) of the par value per share per annum and no more, payable on the first days of January and July in each year in preference to and in priority over dividends upon the common stock and all other shares junior to the Six Percent (6%) Voting Cumulative Preferred Stock.  Such cash dividends on the Six Percent (6%) Voting Cumulative Preferred Stock are to be cumulative so that, if for any year or years cash dividends at the rate of six percent (6%) per share per annum are not declared and paid or set apart for payment on such Six Percent (6%) Voting Cumulative Preferred Stock outstanding, the deficiency shall be declared and paid or set apart for payment prior to the making of any dividend or other distribution on the common stock, such cash dividends on the Six Percent (6%) Voting Cumulative Preferred Stock to accrue from the date of issue if that be a dividend date, otherwise from the dividend date next preceding the date of issue of such Six Percent (6%) Voting Cumulative Preferred Stock.  Upon the payment or setting apart for payment of all dividends current and accumulated at the rate of six percent (6%) per annum upon the Six Percent (6%) Voting Cumulative Preferred Stock, the directors may declare and pay dividends in order of priority upon shares junior to the said Six Percent (6%) Voting Cumulative Preferred Stock.

(B) In the event of any voluntary or involuntary liquidation, dissolution or any winding up of the Corporation, the holders of record of the Six Percent (6%) Voting Cumulative Preferred Stock shall be entitled to be paid the full par value of such issue of Preferred Stock plus accumulated dividends thereon to the date of such liquidation, dissolution or winding up of the Corporation, whether or not the Corporation shall have a surplus or earnings available for dividends, and no more before any distribution of any assets shall be made to the holders of any class of common stock or other shares junior to the Six Percent (6%) Voting Cumulative Preferred Stock.

(C) The Corporation at its option may redeem the whole or any part, pro rata or by lot, of the Six Percent (6%) Voting Cumulative Preferred Stock outstanding at any time by paying therefor in cash one hundred percent (100%) of the par value thereof plus accumulated dividends thereon to the date fixed for such redemption by mailing notice of such redemption to the holders of such Six Percent (6%) Voting Cumulative Preferred Stock to be redeemed at their respective addresses as such addresses may appear on the stock books of the Corporation, specifying the time and place of redemption at the office of the Corporation, such notice to be mailed at least thirty (30) days and not more than sixty (60) days prior to the date specified therein for redemption.

(D) In all elections of directors of the Corporation, each holder of Six Percent (6%) Voting Cumulative Preferred Stock shall have the right to vote in person or by proxy the number of shares of Six Percent (6%) Voting Cumulative Preferred Stock held by him for as many Persons as there are directors to be elected.  No cumulative voting for directors shall be permitted.

(E) A class of stock shall be deemed to be “junior to the Six Percent (6%) Voting Cumulative Preferred Stock” if the Six Percent (6%) Voting Cumulative Preferred Stock has priority over such class with respect to dividend rights or liquidation rights.

(c) Preferred Stock Without Par Value.

(A) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this paragraph, to provide for the issuance in series of the shares of Preferred Stock Without Par Value, and by filing a certificate pursuant to the Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series whether or not such relative rights, preferences and limitations of such series shall be fixed as senior to, junior to, or on a parity with the relative rights, preferences and limitations of any other class of stock or series thereof, and to reclassify or alter the designation, relative rights, preferences and limitations of any authorized and unissued Preferred Stock Without Par Value whether or not such shares shall have been designated as shares of any particular series and whether or not such relative rights, preferences and limitations of such series shall be fixed as senior to, junior to, or on a parity with the relative rights, preferences and limitations of any other class of stock or series thereof.  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that series and the distinctive designation of that series;

(ii) The rate and times at which, and the terms and conditions on which, dividends, if any, on shares of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

(iii) Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation; and

(vii) Any other relative rights, preferences and limitations of that series.

The authority of the Board of Directors with respect to each such series shall be limited by the condition that no series of the shares of any series so authorized by the Board of Directors to be issued shall rank as to the payment of dividends or rights on liquidation, dissolution or winding up of the Corporation senior to the shares of any previously authorized series or of any other class of Preferred Stock without an affirmative vote of a majority of the holders of each such series or class of stock.

(B) Dividends on outstanding shares of Preferred Stock Without Par Value shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on any class of common stock with respect to the same dividend period.  If the stated dividends on the shares of all series of Preferred Stock Without Par Value are not paid in full, the shares of all series of such class shall share ratably in the payment of dividends including accumulation, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

(C) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Preferred Stock Without Par Value then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any class of common stock, an amount equal to the stated value of the stock plus, in respect of each share with respect to which dividends are cumulative, a sum computed at the dividend rate provided for in the Certificate of Incorporation from and after the date on which dividends on such shares became cumulative to and including the date fixed for such payment, less the aggregate of the dividends theretofore paid thereon, but computed without interest.  If the amounts payable on liquidation in respect to the shares of all series of Preferred Stock Without Par Value are not paid in full, the shares of all series of such class shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.  If such payment shall have been made in full to the holders of all shares of Preferred Stock Without Par Value on voluntary or involuntary liquidation, dissolution or winding up, the remaining assets of the Corporation shall be distributed in accordance with Section (d)(C) of this Article 4.  For the purpose of this paragraph, a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation or winding up of the Corporation.

(d) Preferred Stock With $.025 Par Value, Class A.

(A) The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this paragraph, to provide for the issuance in series of the shares of Preferred Stock With $.025 Par Value, Class A (hereinafter called “Class A Preferred Stock”), and by filing a certificate pursuant to the Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series.  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i) The number of shares constituting that series and the distinctive designation of that series;

(ii) The rate and times at which, and the terms and conditions on which, dividends, if any, on shares of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

(iii) Whether that series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation; and

(vii) Any other relative rights, preferences and limitations of that series.

The authority of the Board of Directors shall be limited by the condition that the shares of each series of Class A Preferred Stock authorized by the Board of Directors to be issued shall rank, as to the payment of dividends or rights on liquidation, dissolution or winding up of the Corporation, junior to the shares of any authorized class of Preferred Stock.

(B) Dividends on outstanding shares of Class A Preferred Stock shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on any class of common stock with respect to the same dividend period.  It the stated dividends on the shares of all series of Class A Preferred Stock are not paid in full, the shares of all series of such class shall share ratably in the payment of dividends including accumulation, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

(C) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Class A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any class of common stock, an amount equal to the stated value of the stock plus, in respect of each share with respect to which dividends are cumulative, a sum computed at the dividend rate or dividend amount provided for in the certificate of incorporation from and after the date on which dividends on such shares became cumulative to and including the date fixed for such payment, less the aggregate of the dividends theretofore paid thereon, but computed without interest.  If the amounts payable on liquidation in respect to the shares of all series of Class A Preferred Stock are not paid in full, the shares of all series of such class shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.  If such payment shall have been made in full to the holders of all shares of Class A Preferred Stock on voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation shall, except as otherwise provided herein, be distributed among the holders of each class of common stock pro rata in accordance with their respective holdings.  For the purpose of this paragraph, a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation or winding up of the Corporation.  In addition to the above-stated distributions to holders of preferred stock, the Board of Directors is authorized, in the rights, preferences and other provisions with respect to any one or more series of Class A Preferred Stock, to provide for additional or participating distributions to holders of shares of such series on liquidation, dissolution or winding up of the Corporation.

(D) First Series of Class A Preferred Stock.  The first series of 1,000,000 shares of Class A Preferred Stock shall be designated Ten Percent (10%) Cumulative Convertible Voting Preferred Stock--Series A, $0.25 stated value (hereinafter called “10% Voting Preferred Stock”), and shall have the following rights, preferences and limitations:

(i) Dividends.  The holders of the 10% Voting Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus legally available for the payment of dividends, cumulative cash dividends at the rate of $.025 per share per annum, and no more, payable on the first days of January and July, commencing January l, 1984.  Such dividends shall be payable after all past and current dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock Without Par Value have been declared and paid, or a sum sufficient therefor has been set aside for that purpose, and before any dividends (other than a stock dividend in shares of the same class of stock) on any class of common stock shall be paid or set apart for payment or any shares of such stock shall be acquired for consideration. Dividends shall be cumulative from and after the date of issue of such shares, but any arrearages in payment shall not bear interest.

(ii) Redemption.  Provided that dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock Without Par Value have been paid or a sum set aside for payment, the Corporation, at the option of the Board of Directors, may redeem all or any part of the 10% Voting Preferred Stock at any time outstanding, at any time or from time to time, upon notice duly given as hereinafter provided for an amount in respect of each share to be redeemed equal to the sum of $0.25 and an amount computed at the annual rate of $.025 per annum per share from and after the date on which dividends on such share became cumulative to and including the date fixed for such redemption, less the aggregate of the dividends theretofore and on such redemption date paid, but computed without interest.

Notice of every such redemption of 10% Voting Preferred Stock shall be mailed at least thirty (30) days prior to the date fixed for such redemption to the holders of record of shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In case of redemption of a part only of the 10% Voting Preferred Stock at the time outstanding, the shares to be redeemed shall be selected in such manner as the Board of Directors may determine, whether by lot or by pro rata redemption or by selection of particular shares, and the proceedings and actions of the Board of Directors in this connection shall not be subject to attack except for fraud.

(iii) Voting.  The holders of 10% Voting Preferred Stock shall be entitled to one vote for each share of such stock on all questions presented to the stockholders of the Corporation.

(iv) Conversion.  The holders of 10% Voting Preferred Stock shall have the right, at their option, to convert such shares into shares of common stock, $0.25 par value, at any time after the issuance thereof, on and subject to the following terms and conditions:

(a) The 10% Voting Preferred Stock shall be convertible, at the office of the Corporation or at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of Class A Common Stock and Class B Common Stock (calculated as to each conversion to the nearest 1/10 of a share) at the conversion rate, determined as hereinafter provided, in effect at the time of conversion.  The conversion rate shall be one (l) share of Class A Common Stock and one (1) share of Class B Common Stock for every twenty (20) shares of 10% Voting Preferred Stock.  In case the Corporation shall at any time subdivide its outstanding shares of common stock into a greater number of shares or shall pay in shares of common stock a dividend on then outstanding shares of common stock, the number of shares of common stock into which the 10% Voting Preferred Stock is convertible shall be proportionately increased and, conversely, in case the Corporation shall at any time combine its outstanding shares of common stock into a smaller number of shares, the number of shares of common stock into which the 10% Voting Preferred Stock is convertible shall be proportionately reduced.  If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, shall be effected, the holder of 10% Voting Preferred Stock shall thereafter be entitled upon the exercise of conversion rights to receive the number and kind of shares of stock, securities or assets which the holder would have been entitled to receive in connection with such reorganization, recapitalization, merger or consolidation if he had been a holder of the number of shares of common stock of the Corporation issuable upon the conversion of his 10% Voting Preferred Stock immediately prior to the time such reorganization, recapitalization, merger, or consolidation became effective.  No adjustment shall be made upon any conversion on account of any dividends accrued on the shares of 10% Voting Preferred Stock surrendered for conversion or on account of any dividend on the shares of common stock issued on such conversion.

(b) In order to convert shares of 10% Voting Preferred Stock into shares of common stock, the holder thereof shall surrender at the office of the Corporation the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice at such office that he elects to convert such shares of 10% Voting Preferred Stock which shall be deemed to have been converted as of the date (hereinafter called the “Conversion Date”) of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such common stock on such date.  As soon as practicable on or after the Conversion Date, the Corporation will deliver at such office a certificate or certificates for the number of full shares of common stock issuable on such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided, to the persons entitled to receive the same.  In case shares of 10% Voting Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall have been made in the payment of the redemption price.

(c) No fractional shares of common stock shall be issued upon conversion, but the Corporation shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable, in an amount equal to the same fraction of the market price per share of common stock at the close of business on the Conversion Date.  The market price per share shall be, (i) if traded on the over-the-counter market, the mean between the closing bid and asked quotations, or (ii) if traded on a national securities exchange, the closing sale price, or (iii) if traded on both the over-the-counter market and an exchange, the mean between the prices determined in accordance with clauses (i) and (ii) of this sentence.

(E) Second Series of Class A Preferred Stock.  The second series of 400,000 shares of Class A Preferred Stock shall be designated Ten Percent (10%) Cumulative Convertible Voting Preferred Stock--Series B, $0.25 stated value (hereinafter called “Series B Preferred Stock”), and shall have the following rights, preferences and limitations:

(i) Dividends.  The holders of the Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus legally available for the payment of dividends, cumulative cash dividends at the rate of $.025 per share per annum, and no more, payable on the first days of January and July, commencing July 1, 1985.  Such dividends shall be payable after all past and current dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock Without Par Value have been declared and paid, or a sum sufficient therefor has been set aside for that purpose, and before any dividends (other than a stock dividend in shares of the same class of stock) on any class of common stock shall be paid or set apart for payment or any shares of such stock shall be acquired for consideration. Dividends shall be cumulative from and after the date of issue of such shares, but any arrearages in payment shall not bear interest.

(ii) Redemption.  Provided that dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock without Par Value have been paid or a sum set aside for payment, the Corporation, at the option of the Board of Directors, may redeem all or any part of the Series B Preferred Stock at any time outstanding, at any time or from time to time, upon notice duly given as hereinafter provided for an amount in respect of each share to be redeemed equal to the sum of $0.25; and an amount computed at the annual rate of $.025 per annum per share from and after the date on which dividends on such share became cumulative to and including the date fixed for such redemption, less the aggregate of the dividends theretofore and on such redemption date paid, but computed without interest.

Notice of every such redemption of Series B Preferred Stock shall be mailed at least thirty (30) days prior to the date fixed for such redemption to the holders of record of shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In case of redemption of a part only of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected in such manner as the Board of Directors may determine, whether by lot or by pro rata redemption or by selection of particular shares, and the proceedings and actions of the Board of Directors in this connection shall not be subject to attack except for fraud.

(iii) Voting.  The holders of Series B Preferred Stock shall be entitled to one vote for each share of such stock in all questions presented to the stockholders of the Corporation.

(iv) Conversion.  The holders of Series B Preferred Stock shall have the right, at their option, to convert such shares into shares of common stock, $0.25 par value, at any time after the issuance thereof, on and subject to the following terms and conditions:

(a) The Series B Preferred Stock shall be convertible, at the office of the Corporation or at such other office or offices, if any, as the Board of Directors may designate, into fully paid and non-assessable shares of Class A Common Stock and Class B Common Stock (calculated as to each conversion to the nearest 1/10 of a share) at the conversion rate, determined as hereinafter provided, in effect at the time of conversion.  The conversion rate shall be one (1) share of Class A Common Stock and one (1) share of Class B Common Stock for every thirty (30) shares of Series B Preferred Stock.  In case the Corporation shall at any time subdivide its outstanding shares of common stock into a greater number of shares or shall pay in shares of common stock a dividend on then outstanding shares of common stock, the number of shares of common stock into which the Series B Preferred Stock is convertible shall be proportionately increased and, conversely, in case the Corporation shall at any time combine its outstanding shares of common stock into a smaller number of shares, the number of shares of common stock into which the Series B Preferred Stock is convertible shall be proportionately reduced.  If any capital reorganization or reclassification of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, shall be effected, the holder of Series B Preferred Stock shall thereafter be entitled upon the exercise of conversion rights to receive the number and kind of shares of stock, securities or assets which the holder would have been entitled to receive in connection with such reorganization, recapitalization, merger or consolidation if he had been a holder of the number of shares of common stock of the Corporation issuable upon the conversion of his Series B Preferred Stock immediately prior to the time such reorganization, recapitalization, merger, or consolidation became effective.  No adjustment shall be made upon any conversion on account of any dividends accrued on the shares of Series B Preferred Stock surrendered for conversion or on account of any dividend on the shares of common stock issued on such conversion.

(b) In order to convert shares of Series B Preferred Stock into shares of common stock, the holder thereof shall surrender at the office of the Corporation the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice at such office that he elects to convert such shares of Series B Preferred Stock which shall be deemed to have been converted as of the date (hereinafter called the “Conversion Date”) of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such common stock on such date.  As soon as practicable on or after the Conversion Date, the Corporation will deliver at such office a certificate or certificates for the number of full shares of common stock issuable on such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided, to the persons entitled to receive the same.  In case shares of Series B Preferred Stock are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall have been made in the payment of the redemption price.

(c) No fractional shares of common stock shall be issued upon conversion, but the Corporation shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable, in an amount equal to the same fraction of the market price per share of common stock at the close of business on the Conversion Date.  The market price per share shall be, (i) if traded on the over-the-counter market, the mean between the closing bid and asked quotations, or (ii) if traded on a national securities exchange, the closing sale price, or (iii) if traded on both the over-the-counter market and an exchange, the mean between the prices determined in accordance with clauses (i) and (ii) of this sentence.

(F) Third Series of Class A Preferred Stock.  The third series of 4,166,667 shares of Class A Preferred Stock shall be designated Convertible Participating Preferred Stock (hereinafter “Participating Preferred Stock”), and shall have the following rights, preferences and limitations:

(i) Stated Value.  The stated value for each share of Participating Preferred Stock shall be $12 (the “Stated Value”).

(ii) Dividends and Distributions.  At any time after the Issue Date, the holders of each share of Participating Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but out of funds legally available therefor, a dividend or distribution in cash, evidences of indebtedness of the Corporation or another issuer, options, warrants or rights to acquire securities or other property (including, without limitation, rights issued pursuant to a shareholder rights plan, “poison pill” or similar plan or arrangement and options or rights granted to each holder of Class A Common Stock), securities of the Corporation or another issuer (excluding securities for which adjustment is made under paragraph (vii)(d)(1) or paragraph (vii)(d)(2)) or other property or assets, including, without limitation, any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation), at a rate per share (and in the type of property) equal to the amount of any dividend or distribution (and in the same type of property) as that declared or made on any shares (including, without limitation, Class A Common Stock) into which one share of Participating Preferred Stock may be converted pursuant to paragraph (vii) below on the record date for such dividend or distribution. Any such dividend or distribution shall be paid to the holders of shares of Participating Preferred Stock at the same time such dividend or distribution is made to the holders of the shares of Class A Common Stock. No dividend or distribution shall be declared or made on any shares of Class A Common Stock unless any dividend or distribution required to be declared or made under the first sentence of this paragraph is previously or simultaneously declared or made. Dividends and distributions shall be cumulative from and after the date of issuance of such shares of Participating Preferred Stock, but any arrearage in payment shall not pay interest.

(iii) Voting Rights.

(a) Except as otherwise required by law or as set forth in paragraph (b), the holders of shares of Participating Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation.

(b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Participating Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of shareholders called for the purpose, shall be necessary to (i) authorize the issuance after the Issue Date of any class of capital stock that will rank as to payment of dividends or rights on liquidation, dissolution or winding up of the Corporation senior to the Participating Preferred Stock, (ii) authorize, adopt or approve an amendment to the certificate of incorporation that would increase or decrease the par value of the shares of Participating Preferred Stock, (iii) amend, alter or repeal the certificate of incorporation so as to affect the shares of Participating Preferred Stock adversely or (iv) effect the voluntary liquidation, dissolution, winding up, recapitalization or reorganization of the Corporation, or the consolidation or merger of the Corporation with or into any other Person, or the sale or other distribution to another Person of all or substantially all of the assets of the Corporation; provided, however, that no separate vote of the holders of Participating Preferred Stock shall be required to effect any of the transactions described in clause (iv) above unless such transaction would either require a class vote pursuant to clause (i), (ii) or (iii) above or would require a vote by any shareholders of the Corporation.

(iv) Redemption.  The shares of Participating Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

(v) Acquired Shares.  Any shares of Participating Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation or any of its subsidiaries in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Participating Preferred Stock shall upon their cancellation become authorized but unissued shares of Class A Preferred Stock and, upon the filing of an appropriate certificate with the Department of State of the State of New York, may be reissued as part of another series of Class A Preferred Stock subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Participating Preferred Stock unless all of the shares of Participating Preferred Stock issued on the Issue Date shall have already been converted or exchanged.

(vi) Participating Distribution upon Liquidation of the Corporation.  In addition to the preferential distribution payable to holders of Participating Preferred Stock equal to the Stated Value (the “Preferential Distribution”) as provided for under Article 4(d)(C) of this certificate of incorporation, an additional participating distribution shall be payable to holders of Participating Preferred Stock upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation (the “Participating Distribution”) with the effect that the total distribution to holders of the Participating Preferred Stock shall be the greater of (a) the Preferential Distribution or (b) the total distribution which holders of Participating Preferred Stock would have received if all outstanding shares of Participating Preferred Stock were converted into shares of common stock immediately prior to the date for calculating the total distribution available to holders of preferred stocks and common stocks. To achieve the distribution required by the preceding sentence, the following calculation shall be made:

(1)
Calculate the sum of (a) the total amounts available for distribution to holders of all classes of common stock after payment of all preferential distributions to all classes of preferred stocks of the Corporation, including the Preferential Distribution to Participating Preferred Stock, plus (b) the total amount of the Preferential Distribution to holders of all outstanding shares of Participating Preferred Stock.

(2)
Divide the sum calculated in subparagraph (1) by the total number of shares of common stock into which the Participating Preferred Stock is convertible and of all classes of common stock deemed outstanding for purposes of calculating the distribution on liquidation, dissolution or winding up of the Corporation. The product of this calculation is the “Per Share Distribution on Assumed Conversion.”

(3)
The excess, if any, of the Per Share Distribution on Assumed Conversion over the Preferential Distribution to each share of Participating Preferred Stock shall be distributed as a Participating Distribution to the holders of the Participating Preferred Stock upon liquidation, dissolution or winding up of the Corporation.

(vii) Conversion.

(a) Any holder of Participating Preferred Stock shall have the right, as its option, at any time (but subject to the provisions of paragraph (vii)(b)) to convert, subject to the terms and provisions of this paragraph (vii), any or all of such holder’s shares of Participating Preferred Stock into such number of fully paid and nonassessable shares of Class A Common Stock as is equal to the product of the number of shares of Participating Preferred Stock being so converted multiplied by the quotient of (i) the Stated Value divided by (ii) the conversion price of $12.00 per share, subject to adjustment as provided in paragraph (vii)(d) (the “Conversion Price”), then in effect. Such conversion right shall be exercised by the surrender of the shares of Participating Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares and specifying the name or names (with addresses) in which a certificate or certificates for shares of Class A Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph (vii)(k). All shares of Participating Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares shall be issued in lieu thereof.

(b) As promptly as practicable after the surrender, as herein provided, of any shares of Participating Preferred Stock for conversion pursuant to paragraph (vii)(a), the Corporation shall deliver to or upon the written order of the holder of the shares so surrendered a certificate or certificates representing the number of fully paid non-assessable shares of Class A Common Stock into which such shares may be or have been converted in accordance with the provisions of this paragraph (vii). Subject to the following provisions of this paragraph and of paragraph (vii)(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Class A Common Stock deliverable upon conversion of such shares shall be treated for all purposes as having become the record holder or holders of such Class A Common Stock at such time.

(c) To the extent permitted by law, when shares of Participating Preferred Stock are converted, all unpaid dividends (whether or not currently payable) on the Participating Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of the Class A Common Stock issued upon such conversion.

(d) The Conversion Price shall be subject to adjustment as follows:

(1) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Class A Common Stock in Class A Common Stock, (B) sub-divide the outstanding shares of Class A Common Stock into a larger number of shares, (C) combine the outstanding shares of Class A Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Class A Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Participating Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or other capital stock of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Participating Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph (vii)(d)(1) shall become effective retroactively (A) in the case of any such dividend or distribution, to the opening of business on the day immediately following the close of business on the record date for the determination of holders of Class A Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(2) In case the Corporation shall at any time or from time to time issue or sell shares of Class A Common Stock or Class B Common Stock (or securities convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock), or any options, warrants or other rights to acquire shares of Class A Common Stock or Class B Common Stock (other than (x) options granted to any employee or director of the Corporation pursuant to a stock option plan approved by the shareholders of the Corporation, (y) options, warrants or rights granted to each holder of Class A Common Stock or (z) rights issued pursuant to a shareholder right plans, “poison pill” or similar arrangement that complies with paragraph (vii)(j)) for a consideration per share less than the Current Market Price at the record date or issuance date, as the case may be (the “Date”), referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Class A Common Stock and/or Class B Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Class A Common Stock and/or Class B Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Class A Common Stock and/or Class B Common Stock divided by (B) the number of shares of Class A Common Stock and/or Class B Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuances or sales for which an adjustment is made pursuant to another paragraph of this paragraph (vii)(d), then, and in each case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the numbers of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to the Date plus the number of additional shares of Class A Common Stock and Class B Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other right initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to the Date plus the number of shares of Class A Common Stock and Class B Common Stock that the aggregate consideration (if any of such aggregate consideration is other than cash, as valued by the Board of Directors including a majority of the directors who are not officers or employees of the Corporation or any of its subsidiaries, which determination shall be conclusive and described in a resolution of the Board of Directors) for the total number of such additional shares of Class A Common Stock and/or Class B Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Current Market Price. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (i) in the case of issuance to shareholders of the Corporation, as such, on the record date for the determination of shareholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date (the “Issuance Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this paragraph (vii)(d)(2) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such options, warrants or other right.

(3) In case the Corporation or any subsidiary thereof shall, at any time or from time to time while any of the Participating Preferred Stock is outstanding, make a Pro Rata Repurchase, the Conversion Price shall be adjusted by dividing the Conversion Price in effect immediately prior to such action by a fraction (which in no event shall be less than one), the numerator of which shall be the product of (i) the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Class A Common Stock and Class B Common Stock repurchased in such Pro Rata Repurchase and (ii) the Current Modified Market Price as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata Repurchase, and the denominator of which shall be (i) the product of (x) the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Current Modified Market Price as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata Repurchase minus (ii) the aggregate purchase price of the Pro Rata Repurchase.

(4) In case the Corporation at any time or from time to time shall take any action affecting its Class A Common Stock, other than an action described in any of paragraph (vii)(d)(1) through paragraph (vii)(d)(3), inclusive, or paragraph (vii)(g), then, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances (such determinations to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Participating Preferred Stock).

(5) The Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (1) through (4) of this paragraph (vii)(d), as the Board of Directors considers to be advisable in order to avoid or to diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(6) Notwithstanding anything herein to the contrary, no adjustment of the Conversion Price shall be required pursuant to this paragraph (vi)(d) by reason of the initial issuance or sale of any of the 4,166,667 authorized shares of Participating Preferred Stock.

(7) Notwithstanding anything herein to the contrary, no adjustment under this paragraph (vii)(d) need to be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Participating Preferred Stock pursuant hereto; provided, however, that any such adjustment shall in any event be made no later than one year after the occurrence of the event giving rise to such adjustment.

(e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Participating Preferred Stock at least ten Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(f) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Participating Preferred Stock. If more than one share of Participating Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Stated Value of the shares of Participating Preferred Stock so surrendered. If the conversion of any share or shares of Participating Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Class A Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation on the date of issuance of the certificates representing the shares by the Corporation upon such conversion.

(g) In case of any capital reorganization or reclassification or other change of outstanding shares of Class A Common Stock, or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Class A Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a “Transaction”), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Participating Preferred Stock at least ten Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each  share of Participating Preferred Stock then outstanding shall have the right hereafter to convert such share of Participating Preferred Stock into the kind and amount of shares of stock or other securities (of such Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such share of Participating Preferred Stock could have been converted immediately prior to such transaction. Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (vii). If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Class A Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues, stock securities, other property or cash to holders of Class A Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of the Participating Preferred Stock upon conversion of the shares of Participating Preferred Stock as provided above. The provisions of this paragraph (vii) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

(h) In case at any time or from time to time:

(1) the Corporation shall authorize the granting to the holders of its Class A Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

(2) there shall be any reclassification of the Class A Common Stock (other than a subdivision or combination of the outstanding Class A Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

(3) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Participating Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation, at least 20 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such rights or warrants or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

(i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Participating Preferred Stock, such number of its authorized but unissued shares of Class A Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Participating Preferred Stock.

(j) The Corporation shall not adopt a shareholder rights plan, “poison pill” or similar arrangement unless such plan or arrangement shall provide that each holder of a share of Participating Preferred Stock shall be entitled to receive thereunder rights for each share of Class A Common Stock that may be issued upon conversion of such share of Participating Preferred Stock in an amount equal to the amount of rights issued with respect to each outstanding share of Class A Common Stock pursuant to such plan.

(k) The issuance or delivery of certificates for Class A Common Stock upon the conversion of shares of Participating Preferred Stock shall be made without charge to the converting holder of shares of Participating Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Participating Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Participating Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

(l) To the extent that pursuant to the terms of this paragraph (vii), the Participating Preferred Stock is convertible into any securities or property other than Class A Common Stock, then for purposes of this Article 4(d)(F), references to Class A Common Stock shall be deemed appropriately amended to refer to such other securities or property.

(viii) Definitions. As used in this Article 4(d)(F), the following terms shall have the meanings indicated:

(a) An “Affiliate” of, or a person “affiliated” with a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(b) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

(c) “Current Market Price” per share shall mean, on any date specified herein for the determination thereof, (A) the average daily Market Price of the Class A Common Stock for those days during the period commencing not more than 30 days before, and ending not later than such date, on which the national securities exchanges were open for trading or the Class A Common Stock was quoted in the over-the-counter market, and (B) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

(d) “Current Modified Market Price” per share shall mean, on any date specified herein for the determination thereof, (A) the average daily Modified Market Price of the Class A Common Stock for those days during the period commencing not more than 30 days before, and ending not later than such date, on which the national securities exchanges were open for trading or the Class A Common Stock was quoted in the over-the-counter market, and (B) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Modified Market Price on such date.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

(f) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(g) “Issue Date” shall mean the first date on which shares of Participating Preferred Stock are issued.

(h) “Market Price” shall mean, per share of Class A Common Stock, on any date specified herein: (a) the closing price per share of the Class A Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the closing bid price on such date, as officially reported on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading; or (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Class A Common Stock on such date; or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the reported closing bid price of the Class A Common Stock, on such date as shown by the Nasdaq National Market or other over-the-counter market and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation’s expense by a nationally recognized appraiser chosen by the holders of a majority of the shares of Participating Preferred Stock and approved by the Corporation, which approval shall not be unreasonably withheld. If no such appraiser is chosen more than 20 Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Participating Preferred Stock, then the appraiser shall be chosen by the Corporation.

(i) “Modified Market Price” shall mean, per share of Class A Common Stock, on any date specified herein: (a) the closing price per share of the Class A Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the closing asked price on such date, as officially reported on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading; or (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Class A Common Stock on such date; or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the reported closing asked price of the Class A Common Stock on such date as shown by the Nasdaq National Market or other over-the-counter market and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation’s expense by a nationally recognized appraiser chosen by the holders of a majority of the shares of Participating Preferred Stock and approved by the Corporation, which approval shall not be unreasonably withheld. If no such appraiser is chosen more than 20 Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Participating Preferred Stock, then the appraiser shall be chosen by the Corporation.

(j) “NASD” shall mean the National Association of Securities Dealers, Inc.

(k) “Person” shall mean any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(l) “Pro Rata Repurchase” shall mean any purchase of shares of Class A Common Stock or Class B Common Stock by the Corporation or by any of its subsidiaries whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Participating Preferred Stock are outstanding, which purchase is subject to Section 13(e) of the Exchange Act or is made pursuant to an offer made available to all holders of Class A Common Stock or Class B Common Stock.

(G) Fourth Series of Class A Preferred Stock.  The fourth series of 967,742 shares of Class A Preferred Stock shall be designated Convertible Preferred Stock Series 2003 (hereinafter “Series 2003 Preferred Stock”), and shall have the following rights, preferences and limitations:

(i) Stated Value.  The stated value for each share of Series 2003 Preferred Stock shall be $15.50 (the “Stated Value”).

(ii) Dividends and Distributions.  At any time after the Issue Date, the holders of each share of Series 2003 Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but out of funds legally available therefor, a dividend or distribution in cash, evidences of indebtedness of the Corporation or another issuer, options, warrants or rights to acquire securities or other property (including, without limitation, rights issued pursuant to a shareholder rights plan, “poison pill” or similar plan or arrangement and options or rights granted to each holder of Class A Common Stock), securities of the Corporation or another issuer (excluding securities for which adjustment is made under paragraph (vi)(d)(1) or paragraph (vi)(d)(2)) or other property or assets, including, without limitation, any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation), at a rate per share (and in the type of property) equal to the amount of any dividend or distribution (and in the same type of property) as that declared or made on any shares (including, without limitation, Class A Common Stock) into which one share of Series 2003 Preferred Stock may be converted pursuant to paragraph (vi) below on the record date for such dividend or distribution. Any such dividend or distribution shall be paid to the holders of shares of Series 2003 Preferred Stock at the same time such dividend or distribution is made to the holders of the shares of Class A Common Stock. No dividend or distribution shall be declared or made on any shares of Class A Common Stock unless any dividend or distribution required to be declared or made under the first sentence of this paragraph is previously or simultaneously declared or made. Dividends and distributions shall be cumulative from and after the date of issuance of such shares of Series 2003 Preferred Stock, but any arrearage in payment shall not pay interest.

(iii) Voting Rights.

(a) Except as otherwise required by law or as set forth in paragraph (b), the holders of shares of Series 2003 Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the shareholders of the Corporation.

(b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66-2/3 % of the outstanding shares of Series 2003 Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of shareholders called for the purpose, shall be necessary to (i) authorize the issuance after the Issue Date of any class of capital stock that will rank as to payment of dividends or rights on liquidation, dissolution or winding up of the Corporation senior to the Series 2003 Preferred Stock, (ii) authorize, adopt or approve an amendment to the certificate of incorporation that would increase or decrease the par value or stated value of the shares of Series 2003 Preferred Stock, or (iii) amend, alter or repeal the certificate of incorporation so as to affect the shares of Series 2003 Preferred Stock adversely or (iv) effect the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that no separate vote of the holders of Series 2003 Preferred Stock shall be required to effect any of the transactions described in clause (iv) above unless such transaction would either require a class vote pursuant to clause (i), (ii) or (iii) above or would require a vote by any shareholders of the Corporation.

(iv) Redemption.  The shares of Series 2003 Preferred Stock shall not be redeemed or subject to redemption, whether at the option of the Corporation or any holder thereof, or otherwise.

(v) Acquired Shares.  Any shares of Series 2003 Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation or any of its subsidiaries in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.  All such shares of Series 2003 Preferred Stock shall upon their cancellation become authorized but unissued shares of Class A Preferred Stock and, upon the filing of an appropriate certificate with the Department of State of the State of New York, may be reissued as part of another series of Class A Preferred Stock subject to the conditions or restrictions on issuance set forth herein, but in any event may not be reissued as shares of Series 2003 Preferred Stock unless all of the shares of Series 2003 Preferred Stock issued on the Issue Date shall have already been converted or exchanged.

(vi) Conversion.

(a) Any holder of Series 2003 Preferred Stock shall have the right, as its option, at any time (but subject to the provisions of paragraph (vi)(b)) to convert, subject to the terms and provisions of this paragraph (vi), any or all of such holder’s shares of Series 2003 Preferred Stock into such number of fully paid and nonassessable shares of Class A Common Stock as is equal to the product of the number of shares of Series 2003 Preferred Stock being so converted multiplied by the quotient of (i) the Stated Value divided by (ii) the conversion price of $15.50 per share, subject to adjustment as provided in paragraph (vi)(d) (the “Conversion Price”), then in effect.  Upon initial issuance of the Series 2003 Preferred Stock, without the effect of any adjustment required under paragraph (vi)(d), the foregoing procedure will result in the issuance of one share of class A Common Stock on conversion of each share of Series 2003 Preferred Stock.  Such conversion right shall be exercised by the surrender of the shares of Series 2003 Preferred Stock to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares and specifying the name or names (with addresses) in which a certificate or certificates for shares of Class A Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to paragraph (vi)(k). All shares of Series 2003 Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares shall be issued in lieu thereof except as permitted by paragraph (v) above.

(b) As promptly as practicable after the surrender, as herein provided, of any shares of Series 2003 Preferred Stock for conversion pursuant to paragraph (vi)(a), the Corporation shall deliver to or upon the written order of the holder of the shares so surrendered a certificate or certificates representing the number of fully paid non-assessable shares of Class A Common Stock into which such shares may be or have been converted in accordance with the provisions of this paragraph (vi). Subject to the following provisions of this paragraph and of paragraph (vi)(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Class A Common Stock deliverable upon conversion of such shares shall be treated for all purposes as having become the record holder or holders of such Class A Common Stock at such time.

(c) To the extent permitted by law, when shares of Series 2003 Preferred Stock are converted, all unpaid dividends (whether or not currently payable) on the Series 2003 Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of the Class A Common Stock issued upon such conversion.

(d) The Conversion Price shall be subject to adjustment as follows:

(1) In case the Corporation shall at any time or from time to time (A) pay a dividend or make a distribution on the outstanding shares of Class A Common Stock in Class A Common Stock, (B) sub-divide the outstanding shares of Class A Common Stock into a larger number of shares, (C) combine the outstanding shares of Class A Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Class A Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Series 2003 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or other capital stock of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Series 2003 Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this paragraph (vi)(d)(1) shall become effective retroactively (A) in the case of any such dividend or distribution, to the opening of business on the day immediately following the close of business on the record date for the determination of holders of Class A Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(2) In case the Corporation shall at any time or from time to time issue or sell shares of Class A Common Stock or Class B Common Stock (or securities convertible into or exchangeable for shares of Class A Common Stock or Class B Common Stock), or any options, warrants or other rights to acquire shares of Class A Common Stock or Class B Common Stock (other than (x) options granted to any employee or director of the Corporation pursuant to a stock option plan approved by the shareholders of the Corporation, (y) options, warrants or rights granted to each holder of Class A Common Stock or (z) rights issued pursuant to a shareholder right plans, “poison pill” or similar arrangement that complies with paragraph (vi)(j)) for a consideration per share less than the Current Market Price at the record date or issuance date, as the case may be (the “Date”), referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Class A Common Stock and/or Class B Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Class A Common Stock and/or Class B Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Class A Common Stock and/or Class B Common Stock divided by (B) the number of shares of Class A Common Stock and/or Class B Common Stock initially underlying such convertible, exchangeable or exercisable security), other than issuances or sales for which an adjustment is made pursuant to another paragraph of this paragraph (vi)(d), then, and in each case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the numbers of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to the Date plus the number of additional shares of Class A Common Stock and Class B Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other right initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to the Date plus the number of shares of Class A Common Stock and Class B Common Stock that the aggregate consideration (if any of such aggregate consideration is other than cash, as valued by the Board of Directors including a majority of the directors who are not officers or employees of the Corporation or any of its subsidiaries, which determination shall be conclusive and described in a resolution of the Board of Directors) for the total number of such additional shares of Class A Common Stock and/or Class B Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon conversion, exchange or exercise of such security) would purchase at the Current Market Price. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (i) in the case of issuance to shareholders of the Corporation, as such, on the record date for the determination of shareholders entitled to receive such shares, securities, options, warrants or other rights and (ii) in all other cases, on the date (the “Issuance Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this paragraph (vi)(d)(2) shall only be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights, and not upon the issuance of the security into which such convertible or exchangeable security converts or exchanges, or the security underlying such options, warrants or other right.

(3) In case the Corporation or any subsidiary thereof shall, at any time or from time to time while any of the Series 2003 Preferred Stock is outstanding, make a Pro Rata Repurchase, the Conversion Price shall be adjusted by dividing the Conversion Price in effect immediately prior to such action by a fraction (which in no event shall be less than one), the numerator of which shall be the product of (i) the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Class A Common Stock and Class B Common Stock repurchased in such Pro Rata Repurchase and (ii) the Current Modified Market Price as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata Repurchase, and the denominator of which shall be (i) the product of (x) the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Current Modified Market Price as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata Repurchase minus (ii) the aggregate purchase price of the Pro Rata Repurchase.

(4) In case the Corporation at any time or from time to time shall take any action affecting its Class A Common Stock, other than an action described in any of paragraph (vi)(d)(1) through paragraph (vi)(d)(3), inclusive, or paragraph (vi)(g), then, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines to be equitable in the circumstances (such determinations to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Series 2003 Preferred Stock).

(5) The Corporation may make such reductions in the Conversion Price, in addition to those required by subparagraphs (1) through (4) of this paragraph (vi)(d), as the Board of Directors considers to be advisable in order to avoid or to diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(6) Notwithstanding anything herein to the contrary, no adjustment of the Conversion Price shall be required pursuant to this paragraph (vi)(d) by reason of the initial issuance or sale of any of the 967,742 authorized shares of Series 2003 Preferred Stock.

(7) Notwithstanding anything herein to the contrary, no adjustment under this paragraph (vi)(d) need to be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1 % of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1 % of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Series 2003 Preferred Stock pursuant hereto; provided, however, that any such adjustment shall in any event be made no later than one year after the occurrence of the event giving rise to such adjustment.

(8) Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price shall be made pursuant to subparagraphs (2) and (5), above, of this paragraph (vi)(d) of Article 4(d)(G) which will, either singly or after giving effect to any prior adjustments in the Conversion Price pursuant to the said subparagraphs (2) and (5), cause the total number of shares of Class A Common Stock issuable on conversion of shares of Series 2003 Preferred Stock to exceed 1,328,421 shares.

(e) Upon any increase or decrease in the Conversion Price, then, and in each such case, the Corporation promptly shall deliver to each registered holder of Series 2003 Preferred Stock at least ten Business Days prior to effecting any of the foregoing transactions a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(f) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series 2003 Preferred Stock.  If more than one share of Series 2003 Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Stated Value of the shares of Series 2003 Preferred Stock so surrendered.  If the conversion of any share or shares of Series 2003 Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Class A Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation on the date of issuance of the certificates representing the shares by the Corporation upon such conversion.

(g) In case of any capital reorganization or reclassification or other change of outstanding shares of Class A Common Stock, or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Class A Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a “Transaction”), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Series 2003 Preferred Stock at least ten Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Series 2003 Preferred Stock then outstanding shall have the right hereafter to convert such share of Series 2003 Preferred Stock into the kind and amount of shares of stock or other securities (of such Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such share of Series 2003 Preferred Stock could have been converted immediately prior to such transaction.  Such certificate shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph (vi). If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Class A Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues, stock securities, other property or cash to holders of Class A Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of the Series 2003 Preferred Stock upon conversion of the shares of Series 2003 Preferred Stock as provided above.  The provisions of this paragraph (vi) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

(h) In case at any time or from time to time:

(1) the Corporation shall authorize the granting to the holders of its Class A Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

(2) there shall be any reclassification of the Class A Common Stock (other than a subdivision or combination of the outstanding Class A Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

(3) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Series 2003 Preferred Stock at such holder’s address as it appears on the transfer books of the Corporation, at least 20 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such rights or warrants or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

(i) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Series 2003 Preferred Stock, such number of its authorized but unissued shares of Class A Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series 2003 Preferred Stock.

(j) The Corporation shall not adopt a shareholder rights plan, “poison pill” or similar arrangement unless such plan or arrangement shall provide that each holder of a share of Series 2003 Preferred Stock shall be entitled to receive thereunder rights for each share of Class A Common Stock that may be issued upon conversion of such share of Series 2003 Preferred Stock in an amount equal to the amount of rights issued with respect to each outstanding share of Class A Common Stock pursuant to such plan.

(k) The issuance or delivery of certificates for Class A Common Stock upon the conversion of shares of Series 2003 Preferred Stock shall be made without charge to the converting holder of shares of Series 2003 Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the holders of the shares of Series 2003 Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Series 2003 Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

(l) To the extent that pursuant to the terms of this paragraph (vi), the Series 2003 Preferred Stock is convertible into any securities or property other than Class A Common Stock, then for purposes of this Article 4(d)(G), references to Class A Common Stock shall be deemed appropriately amended to refer to such other securities or property.

(vii) Definitions. As used in this Article 4(d)(G), the following terms shall have the meanings indicated:

(a) An “Affiliate” of, or a person “affiliated” with a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

(b) “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

(c) “Current Market Price” per share shall mean, on any date specified herein for the determination thereof, (A) the average daily Market Price of the Class A Common Stock for those days during the period commencing not more than 30 days before, and ending not later than such date, on which the national securities exchanges were open for trading or the Class A Common Stock was quoted in the over-the-counter market, and (B) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

(d) “Current Modified Market Price” per share shall mean, on any date specified herein for the determination thereof, (A) the average daily Modified Market Price of the Class A Common Stock for those days during the period commencing not more than 30 days before, and ending not later than such date, on which the national securities exchanges were open for trading or the Class A Common Stock was quoted in the over-the-counter market, and (B) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Modified Market Price on such date.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

(f) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(g) “Issue Date” shall mean the first date on which shares of Series 2003 Preferred Stock are issued.

(h) “Market Price” shall mean, per share of Class A Common Stock, on any date specified herein: (a) the closing price per share of the Class A Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the closing bid price on such date, as officially reported on the principal national. securities exchange on which the Class A Common Stock is then listed or admitted to trading; or (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Class A Common Stock on such date; or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the reported closing bid price of the Class A Common Stock, on such date as shown by the Nasdaq National Market or other over-the-counter market and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation’s expense by a nationally recognized appraiser chosen by the holders of a majority of the shares of Series 2003 Preferred Stock and approved by the Corporation, which approval shall not be unreasonably withheld. If no such appraiser is chosen more than 20 Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Series 2003 Preferred Stock, then the appraiser shall be chosen by the Corporation.

(i) “Modified Market Price” shall mean, per share of Class A Common Stock, on any date specified herein: (a) the closing price per share of the Class A Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the closing asked price on such date, as officially reported on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading; or (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Class A Common Stock on such date; or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the reported closing asked price of the Class A Common Stock on such date as shown by the Nasdaq National Market or other over-the-counter market and reported by any member firm of the New York Stock Exchange selected by the Corporation; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined at the Corporation’s expense by a nationally recognized appraiser chosen by the holders of a majority of the shares of Series 2003 Preferred Stock and approved by the Corporation, which approval shall not be unreasonably withheld.  If no such appraiser is chosen more than 20 Business Days after notice of the necessity of such calculation shall have been delivered by the Corporation to the holders of Series 2003 Preferred Stock, then the appraiser shall be chosen by the Corporation.

(j) “NASD” shall mean the National Association of Securities Dealers, Inc.

(k) “Person” shall mean any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

(l) “Pro Rata Repurchase” shall mean any purchase of shares of Class A Common Stock or Class B Common Stock by the Corporation or by any of its subsidiaries whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series 2003 Preferred Stock are outstanding, which purchase is subject to Section 13(e) of the Exchange Act or is made pursuant to an offer made available to all holders of Class A Common Stock or Class B Common Stock.

(e) Provisions Generally Applicable to Capital Stock.

(A) No holder of shares of the Capital Stock of any class of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may, from time to time, fix; and any shares of stock or convertible obligations which the Corporation may determine to offer for subscription to the holders of stock may, as the Board of Directors shall determine, be offered to holders of any class or classes of stock exclusively or to holders of all classes of stock, and if offered to more than one class of stock, in such proportions as between the said classes of stock as the Board of Directors in its discretion may determine.

As used in this Section (e) the expression “convertible obligations” shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the Corporation of any class or classes; and the Board of Directors is hereby expressly authorized, in its discretion, in connection with the issue of any obligations or stock of the Corporation (but without intending hereby to limit its general power as to do in any other cases) to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such periods as the Board of Directors shall determine, and to cause such rights or options to be evidenced by such warrants or other instruments as it may deem advisable.

(B) The Board of Directors may authorize the purchase of shares of Class A Common Stock or Class B Common Stock or any other class of stock or any combination of classes without regard to differences among the classes in price or other terms upon which such shares may be purchased.

5. The By-Laws of the Corporation may be amended at a meeting of stockholders by the affirmative vote of the holders of two-thirds (2/3) of the shares present and entitled to vote at the meeting.

6. Any Director may be removed either with or without cause at any time by a vote of the stockholders holding two-thirds (2/3) of the stock then issued and outstanding and which was entitled to vote for the election of the directors sought to be removed at any Special Meeting called for that purpose.

7. The office of the Corporation shall be located in the Town of Marion, County of Wayne, New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation that may be served upon the Secretary of State is 3736 South Main Street, Marion, New York 14505.

8. The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.

9. Each and every director or officer of this Corporation, including a person who has been a director or officer and whose term of office has expired, shall be indemnified by the Corporation against any and all expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a director or officer of this Corporation except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for neglect or misconduct in the performance of his duties as such director or officer, and such right of indemnification shall not be deemed exclusive or any other rights to which he might be entitled.

FIFTH:                      The amendment to the Certificate of Incorporation referred to in Section (a) of paragraph THIRD above was authorized by the unanimous vote of the Directors at a meeting of the Board of Directors of the Corporation followed by votes cast in person or by proxy of the holders of record of the majority of the votes entitled to vote on the proposal at the annual shareholders meeting duly and regularly called and held on August 5, 2010.  The amendment to the Certificate of Incorporation referred to in Section (b) of paragraph THIRD above and the restatement of the Certificate of Incorporation set forth in paragraph FOURTH above, were authorized by the unanimous vote of the Directors at a meeting of the Board of Directors of the Corporation.

IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation this 11th day of August, 2010.

SENECA FOODS CORPORATION

By:	_/s/Kraig H. Kayser_____________________________

Kraig H. Kayser, President and CEO

By:	_/s/Jeffrey Van Riper_____________________________

Jeffrey L. Van Riper, Secretary